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                                                                 Exhibit 4.51

                 FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT FOR
                          AMERICA WEST AIRLINES, INC.


                    THIS FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT FOR AMERICA WEST AIRLINES, INC. (this "Amendment") is entered into as of this 6th day of September, 1994 by and among Air Partners II, L.P., a Texas limited partnership, TPG Partners, L.P., a Texas limited partnership, TPG Parallel I, L.P., a Texas limited partnership, Continental Airlines, Inc., a Delaware corporation, Mesa Airlines, Inc., a New Mexico corporation, GPA Group plc, a corporation organized under the laws of Ireland ("GPA"), Robert A. Ewert, David
T. Obergfell and William A. Franke (collectively, the "Stockholder Representatives"), and America West Airlines, Inc., a Delaware corporation (the "Company").

                                   RECITALS:


                    WHEREAS, the Amwest Partners, L.P., GPA, the Stockholder Representatives and the Company entered into that certain Stockholders' Agreement for America West Airlines, Inc., dated as of the 25th day of August, 1994 (the "Agreement");

                    WHEREAS, the Agreement set forth certain rights and obligations of the parties as stockholders and "Stockholder Representatives" (as defined therein) of the Company;

                    WHEREAS, AmWest Partners, L.P., has been dissolved and its obligations under the Agreement have been collectively assumed by TPG Partners, L.P., TPG Parallel I, L.P., Air Partners II, L.P., Continental Airlines, Inc., and Mesa Airlines, Inc.; and

                    WHEREAS, it is the intent of the parties that the Stockholder Representatives not be deemed, by virtue of the Agreement, to be acting as a syndicate or group for the purpose of acquiring, holding, or disposing of securities under Section 13(d) of the Securities Exchange Act of 1934, as amended.

                    NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                    1.  Clause (i) of Section 2.1(h) is hereby amended to read as follows:

                    (i) to vote the Common Stock held and controlled by them (other than stock held individually by any Stockholder Representative) in favor of the removal from the Board, upon notice by the group or entity having the right to designate such director under this Section 2.1 and requesting such removal, of any person or persons designated to the Board by such group or entity, and

                    2. All capitalized terms used herein that are not defined herein shall be given the meaning given to them in the Agreement.

                    3. Except as specifically modified by this Amendment, (a) the terms, conditions, and covenants set forth in the Agreement are hereby ratified and confirmed by the parties hereto and are in full force and effect and (b) nothing herein shall in any way alter, impair, or modify the Agreement.

                    4. This Amendment may be executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the date first written above.



                                             AIR PARTNERS II, L.P.


                                             By: TPG Genpar, L.P.
                                             By: TPG Advisors, Inc.


                                                 By:__________________
                                                 Name:
                                                 Title:

                                             TPG PARTNERS, L.P.

                                             By: TPG Genpar, L.P.
                                             By: TPG Advisors, Inc.


                                                 By:__________________
                                                 Name:
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                                                 Title:

                                             TPG PARALLEL I, L.P.


                                             By: TPG Genpar, L.P.
                                             By: TPG Advisors, Inc.


                                                 By:__________________
                                                 Name:
                                                 Title:

                                             CONTINENTAL AIRLINES, INC.


                                              By:_______________________
                                              Name:
                                              Title:


                                             MESA AIRLINES, INC.




                                             By:_______________________
                                             Name:
                                             Title:


                                             GPA GROUP PLC



                                              By:_______________________
                                              Name:
                                              Title:




                                             _________________________
                                             Robert A. Ewert,
                                             Stockholder Representative




                                             _________________________
                                             David T. Obergfell,

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                                             Stockholder Representative




                                             _________________________
                                             William A. Franke,
                                             Stockholder Representative



                                             AMERICA WEST AIRLINES, INC.



                                             By:__________________________
                                             Name:
                                             Title: